Exhibit 10.9

STOCK OPTION AGREEMENT PURSUANT TO THE VISION BANCSHARES, INC.

DIRECTOR STOCK PLAN

This STOCK OPTION AGREEMENT (this “Agreement”) is made as of the                      day of                         , by and between Vision Bancshares, Inc., an Alabama corporation (the “Company”), and                      (“Director”).

WITNESSETH:

The Company has determined that it is in the best interests of the Company and its shareholders to encourage ownership in the Company by Directors of the Company thereby providing additional incentive for them to continue in the service of the Company or its affiliates. To that end, a Stock Option is granted by the Company to Director pursuant, and subject to, the Company’s Director Stock Plan (“the Plan”) in the following terms and conditions:

SECTION I

DEFINED TERMS

Unless otherwise defined herein or, unless the context requires a different definition, capitalized terms used herein shall have the meanings assigned to them in the Plan.

SECTION II

SHARES OPTIONED, OPTION PRICE, AND TIME OF EXERCISE

(a) Effective as of the date hereof, the Company grants to Director, subject to the terms and provisions set forth hereinafter and in the Plan, the right and option to purchase all or any part of the number of shares set forth on Exhibit A of the presently authorized but unissued common stock (“Common Stock”) of the Company at the purchase price per share set forth as the option price on Exhibit A.

(b) Once Director delivers to the Company a fully executed counterpart hereof, the option shall be exercisable in accordance with the exercise schedule set forth on Exhibit A, subject only to any termination, acceleration or change in such exercise schedule set forth in this Agreement apart from Exhibit A.

SECTION III

EXERCISE PROCEDURE

(a) Director shall exercise the Option by notifying the Company of the number of shares that he desires to purchase and by delivering with such notice the full payment for the purchase price of the shares being purchased. Such purchase price shall be payable in cash, in Common Stock or in a combination of cash and Common Stock. For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise, as determined by the Board of Directors at the time of exercise. In no event shall the purchase price be less than one hundred percent (100%) of the Fair Market Value of such stock at the time the Option is granted. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company.

(b) The Company will, as soon as is reasonably possible, notify the Director of the amount of withholding tax, if any, that must be paid under federal, state and local law due to the exercise of the Option. The Company shall have no obligation to deliver certificates for the shares purchased until Director pays to the Company the amount of withholding specified in the Company’s notice in cash or in Common Stock. Alternatively, Director may direct the Company to withhold that number of shares of Common Stock (valued according to the procedures set forth in this section on the date of withholding) sufficient to satisfy such obligation.

SECTION IV

TERMINATION OF SERVICE

If Director’s service as a director with the Company terminates as a result of a Change of Control specified in Section 8 of the Plan, this Option shall be exercised in the manner specified in Section 8.

SECTION V

ACCELERATION OF EXERCISE

(a) Total and Permanent Disability. If the Director should incur disability while holding this Option, the Option shall become fully exercisable as to all shares subject to it and may be exercised at any time within 90 days following the date of disability or December 31 of the year in which the disability occurs, whichever is later.

(b) Death. If Director should die while holding this Option, the Option may be exercised at any time within 90 days following the date of death. Such option may be exercised by the beneficiary designated by the Employee on Exhibit B hereto, in accordance with Section X hereto, or if no beneficiary is designated on Exhibit B, by the executor or administrator of the Employee’s estate, but in no event after the date 90 days following the Director’s date of death or December 31 of the year in which such death occurs, whichever is later.

SECTION VI

NON-ASSIGNABILITY AND TERM OF OPTION

(a) Option shall not be transferable or assignable by Director, otherwise than by will or the laws of descent and distribution and the Option shall be exercisable, during the Director’s lifetime, only by him or, during periods of legal disability by his legal representative. No Option shall be subject to execution, attachment or similar process.

(b)	It is expressly agreed that, anything contained herein to the contrary notwithstanding, this Agreement shall not constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will retain the Director as a director or employ director for any period of time or in any position or for any particular compensation.

SECTION VII

RIGHTS OF DIRECTOR IN STOCK

Neither Director, nor his successors in interest, shall have any of the rights of a shareholder of the Company with respect to the shares for which the Option is exercised until such shares are issued by the Company.

SECTION VIII

NOTICES

Any notice to be given hereunder shall be in writing and shall be addressed to the Company, at 2201 West 1st Street, Gulf Shores, Alabama 36542, Attention: Chief Executive Officer, and any notice to be given to Director shall be addressed to the address designated below the signature appearing hereinafter, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given upon three (3) days of sending such notice enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited (with the proper postage and registration or certificate fee prepaid) in the United States mail.

SECTION IX

SUCCESSORS OR ASSIGNS OF THE COMPANY

The Option shall be binding upon and shall inure to the benefit of any successor of the Company.

SECTION X

MISCELLANEOUS

(a) Designation of Beneficiary. The Director shall have the right to appoint any individual or legal entity in writing, on Exhibit B hereto, as Director’s Beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Director’s death. Such designation under this Agreement maybe revoked by the Director at any time and a new beneficiary may be designated by the Director by execution and submission to the Board of Directors of a revised Exhibit B to this Agreement. In order to be effective, a designation of beneficiary must be completed by the Director on Exhibit B and received by the Board of Directors, or its designee, prior to the date of the Director’s death. In the absence of such designation, the Director’s beneficiary shall be the legal representative of the Director’s estate.

(b) Incapacity of Director or Beneficiary. If any person entitled to a distribution under this Agreement is deemed by the Board of Directors to be incapable of making an election hereunder or of personally receiving and giving a valid receipt for such distribution hereunder, then, unless and until an election or claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Board of Directors may provide for such election or distribution or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such distribution shall be a distribution for the account of such person and a complete discharge of any liability of the Board of Directors, the Company and the Plan therefor.

(c) Incorporation of the Plan. The terms and provisions of the Plan are hereby incorporated in this Agreement. Unless otherwise specifically stated herein, such terms and provisions shall control in the event of any inconsistency between the Plan and this Agreement.

(d) Gender. Reference to the masculine herein shall be deemed to include the feminine, wherever appropriate.

(e) Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute a valid and binding agreement.

(f) Regulatory Capital Requirements. The Director hereby agrees that all Options subject to this Agreement, to the extent not exercised, may be canceled at any time by the Company, or the Director may be required to exercise such Options, to the extent they may be exercised, in accordance with Section 4.9 of the Plan.

IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Director as of the date and year first written above.

VISION BANCSHARES, INC.		DIRECTOR:

BY:
J. DANIEL SIZEMORE
CHAIRMAN & CEO
Address:

EXHIBIT A

STOCK OPTION AGREEMENT PURSUANT TO THE VISION BANCSHARES, INC. DIRECTOR COMPENSATION PLAN

1.	Date of Grant:

2.	Director:

3.	Number of Shares:	shares of Common Stock

4:	Option Price per share:	$

5.	Exercise Schedule:	100% vested on (date of Grant)

6:	Expiration of the rights to exercise Option:	The Option must be exercised no later than ten (10) years after the Date of Grant.

EXHIBIT B

DESIGNATION OF BENEFICIARY FOR THE

STOCK OPTION AGREEMENT PURSUANT TO THE

VISION BANCSHARES, INC. DIRECTOR STOCK PLAN

Name of Director:

Original Date of Agreement:

If I shall cease to be a Director of the Company by reason of my death, or if I shall die after I have terminated my service to the Company but, prior to the expiration of the Option (as provided in the Agreement), then all rights to the Option granted under this Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred to                                                                                                                                                                                                              as my primary beneficiary, or to                                                                                                                                                                                              as my secondary beneficiary if my primary beneficiary is unable to accept transfer, in the manner provided for in the Plan and the Agreement.

DIRECTOR

Dated:

Receipt acknowledged by:

Dated: